UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2006
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
SIGNATURE

Item 2.02 Results of Operations and Financial Condition.
     The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
     On July 20, 2006, WESCO issued a press release announcing its earnings for the second quarter of 2006. A copy of the press release is attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2006	WESCO International, Inc.
(Date)

/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President, Chief Financial and Administrative Officer

News Release
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Record Sales and Earnings
for the Second Quarter Ended June 2006
• Sales increased 26%,
• Operating income was up 94%, and
• Net income doubled.
Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com
PITTSBURGH, July 20 /PRNewswire-FirstCall/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2006 second quarter financial results.
Consolidated net sales for the second quarter of 2006 were $1,336 million compared to $1,062 million in 2005, an increase of 25.8%. Sales from the two acquisitions completed in the third quarter of 2005 were approximately $107 million. Gross margin for the quarter was 20.3% compared to 18.3% for the comparable 2005 quarter. Operating income for the current quarter totaled $94.7 million versus $48.9 million in last year’s comparable quarter. Depreciation and amortization included in operating income was $6.3 million for 2006 compared to $3.7 million in 2005. Net income for this quarter was $55.2 million versus $27.4 million in the comparable 2005 quarter. Diluted earnings per share for the quarter were $1.05 per share versus $0.56 per share in 2005.
Stephen A. Van Oss, Senior Vice President and Chief Financial Officer, stated, “Our organization continues to successfully execute on its strategy of driving above market sales growth and expanding operating margins. Our second quarter financial results were outstanding as productivity initiatives positively impacted operational and administrative functions across the Company. This quarter’s results mark the ninth consecutive quarter of double-digit organic sales growth. Additionally, over the last three quarters we have delivered record best performance in essentially all key financial metrics. Operating profit increased by 94%, to $94.7 million, over the second quarter of 2005. Earnings per share reached a record level of $1.05 for the quarter versus $0.56 last year. Free cash flow was strong and is being directed towards debt reduction. WESCO’s capital structure has never been stronger.”
Mr. Van Oss further commented, “We continue to see sustained momentum in our end markets as demand across most sectors remains healthy. In particular, we see improvement in our commercial construction activity in addition to strong maintenance, repair and operating supply (MRO) sales.”

Consolidated net sales for the six months ended June 30, 2006 were $2,601 million versus $2,053 million in last year’s comparable period, a 26.7% increase. Sales from the two previously mentioned acquisitions for the first six months totaled $214 million. Gross margin in the current six-month period was 20.1% versus 18.5% last year and operating income totaled $171.7 million versus $87.5 million last year. Depreciation and amortization included in operating income was $12.6 million versus $7.6 million last year. Net income for the 2006 year-to-date period was $99.6 million versus $38.7 million last year, which included a charge for redeeming a portion of the Company’s senior subordinated notes. Diluted earnings per share were $1.91 per share in 2006 versus $0.79 per share in 2005.
Chairman and CEO, Roy W. Haley, commented, “WESCO’s record-breaking quarter is again the result of our organization’s energetic response to sales and service opportunities and our dedication to performance enhancement in all areas of the Company. We are demonstrating that our business model, combined with a culture of continuous improvement, produces above average growth and capitalizes on potential economies of scale. Great results are being achieved each quarter, and we remain committed to systematic, incremental progress supporting our long-term goals of operational excellence, double-digit internally driven growth, and increasing operating margins.”
# # #
Teleconference
WESCO will conduct a teleconference to discuss the second quarter earnings as described in this News Release on Thursday, July 20, 2006, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s home page at http://www.wesco.com. The conference call will be archived on our Internet site for seven days.
# # #
WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2005 annual sales were approximately $4.4 billion. The Company employs approximately 6,100 people, maintains relationships with over 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 370 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as the Company’s other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30, 2006		June 30, 2005
Net sales	$1,336.0		$1,062.1
Cost of goods sold (excluding depreciation and amortization below)	1,065.4		867.5

Gross profit	270.6	20.3%	194.6	18.3%
Selling, general and administrative expenses	169.6	12.7%	142.0	13.4%
Depreciation and amortization	6.3		3.7

Income from operations	94.7	7.1%	48.9	4.6%
Interest expense, net	5.6		6.8
Loss on debt extinguishment – net	–		–
Other expenses	6.2		3.0

Income before income taxes	82.9	6.2%	39.1	3.7%
Provision for income taxes	27.7		11.7

Net income	55.2	4.1%	$27.4	2.6%

Diluted earnings per common share	$1.05		$0.56

Weighted average shares outstanding (in millions)	52.7		49.2

	Six Months		Six Months
	Ended		Ended
	June 30, 2006		June 30, 2005
Net sales	$2,601.5		$2,052.9
Cost of goods sold (excluding depreciation and amortization below)	2,077.8		1,673.1

Gross profit	523.7	20.1%	379.8	18.5%
Selling, general and administrative expenses	339.4	13.1%	284.7	13.9%
Depreciation and amortization	12.6		7.6

Income from operations	171.7	6.6%	87.5	4.3%
Interest expense, net	12.0		16.0
Loss on debt extinguishment – net	–		10.1
Other expenses	11.4		5.0

Income before income taxes	148.3	5.7%	56.4	2.7%
Provision for income taxes	48.7		17.6

Net income	99.6	3.8%	$38.8	1.9%

Diluted earnings per common share	$1.91		$0.79

Weighted average shares outstanding (in millions)	52.1		49.1

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	June 30,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$37.8	$22.1
Trade accounts receivable (See Note)	386.2	315.6
Inventories, net	534.3	500.8
Other current assets	59.3	70.3

Total current assets	1,017.6	908.8
Other assets	748.9	742.4

Total assets	1,766.5	$1,651.2

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	610.8	$572.5
Other current liabilities	88.3	147.4

Total current liabilities	699.1	719.9

Long-term debt (See Note)	349.1	352.2
Other noncurrent liabilities	88.5	87.6

Total liabilities	1,136.7	1,159.7

Stockholders’ Equity
Total stockholders’ equity	629.8	491.5

Total liabilities and stockholders’ equity	$1,766.5	$1,651.2

Note: Trade accounts receivable and long-term debt have each been reduced by $380 million and $397 million as of June 30, 2006 and December 31, 2005, respectively, in accordance with WESCO’s accounting for its accounts receivable securitization facility.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	June 30,	March 31,	December 31,
	2006	2006	2005
Total debt	354.8	$374.7	$403.6
Plus: A/R Securitization	380.0	395.0	397.0
Less: Cash and cash equivalents	(37.8)	(30.4)	(22.1)

Total indebtedness (including A/R Securitization Program), net of cash (See Note)	697.0	$739.3	$778.5

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company’s leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company’s net obligation due under all of its financing facilities.
WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

Six Months
Ended
June 30, 2006
Cash flow provided by operations	54.1
Change in A/R Securitization	17.0
Less: Capital expenditures	(8.7)

Free cash flow (excluding effects of A/R Securitization Program) (See Note)	62.4

Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company’s consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.